EXHIBIT 3.2
                                                                     -----------

                               SPORT CHALET, INC.

                                     BYLAWS

                         (Adopted as of October 8, 1992)
                         (Amended as of August 1, 2001)


                                   ARTICLE I

                                     OFFICES

            The registered office of Sport Chalet. Inc. (the "Corporation") in the State of Delaware shall he located at the principal place of business in that state of the corporation, or individual acting as the Corporation's registered agent, in the State of Delaware. The Corporation shall have offices at such other places as the Board of Directors may from time to time determine.

                                   ARTICLE II

                                  STOCKHOLDERS

Section 1.  Annual Meetings.
            ---------------

            The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors shall each year fix. Each such annual meeting shall he held at such place, within or without the State of Delaware, and hour as shall be determined by the Board of Directors. The day, place and hour of each annual meeting shall be specified in the notice of such annual meeting. Any annual meeting of stockholders may be adjourned from time to time and place to place until its business is completed.

Section 2.  Business Conducted at Meetings.
            ------------------------------

            At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 2, and if he or she should so determine, declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

Section 3.  Special Meetings.
            ----------------

            Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or on liquidation, special meetings of the stockholders may be called only by the Chairman of the Board, the President and Chief Executive Officer, the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or holders of Common Stock representing at least 66% of the votes entitled to be cast by the outstanding Common Stock.. The term "entire Board of Directors", as used in these Bylaws, means the total number of Directors which the Corporation would have if there were no vacancies.

Section 4.  Stockholder Action: How Taken.
            -----------------------------

            Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not he effected by any consent in writing by such stockholders.

Section 5.  Notice of Meeting.
            -----------------

            Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by statute or the Certificate of Incorporation, either personally or by mail, prepaid telegram, telex, cablegram, or radiogram, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock records of the Corporation. If given personally or otherwise than by mail, such notice shall he deemed to he given when either handed to the stockholder or delivered to the stockholder's address as it appears on the stock records of the Corporation.

Section 6.  Waiver.
            ------

            Attendance of a stockholder of the Corporation, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice.

Section 7.  Voting List.
            -----------

            The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall he specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to he held. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 8.  Quorum.
            ------

            Except  as   otherwise   required  by  law,   the   Certificate   of
Incorporation or these Bylaws, the holders of not less than one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum, and the act of the majority of such quorum shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

            If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of voters cast at such meeting.

Section 9.  Procedure.
            ---------

            The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer.

Section 10. Proxies.
            -------

            Each proxy shall be in writing and shall be executed by the stockholder giving the proxy or by such stockholder's duly authorized attorney. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy expressly provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his or her legal representative or assigns, except in those cases where an irrevocable proxy permitted by the General Corporation Law of the State of Delaware shall have been given.

                                  ARTICLE III

                                    DIRECTORS

Section 1.  Number. Election, and Terms.
            ---------------------------

            Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, the number of Directors shall be fixed from time to time by the Board of Directors hut shall not he less than three. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall he classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, Class I to hold office initially for a term expiring at the annual meeting of stockholders to be held during the fiscal year ending in 1994, Class 2 to hold office initially for a term expiring at the annual meeting of stockholders to be held during the fiscal year ending in 1995, and Class 3 to hold office initially for a term expiring at the annual meeting of stockholders to be held during the fiscal year ending in 1996, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third fiscal year following the fiscal year of their election.

            Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may he made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders with respect to an election to be held at an annual or special meeting of stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 2.  Newly Created Directorships and Vacancies.
            -----------------------------------------

            Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 3.  Removal.
            -------

            Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office without cause, only by the affirmative vote of the holders of at least 66% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

Section 4.  Regular Meetings.
            ----------------

            Regular meetings of the Board of Directors shall he held at such times and places as the Board of Directors may from time to time determine.

Section 5.  Special Meetings.
            ----------------

            Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by the Chairman of the Executive Committee, the Chairman of the Board, or by any officer of the Corporation upon the request of a majority of the entire Board of Directors.

Section 6.  Notice of Meetings.
            ------------------

            Notice of regular meetings of the Board of Directors need not he given.

            Notice of every special meeting of the Board of Directors shall he given to each Director at his usual place of business or at such other address as shall have been furnished by him for such purpose. Such notice shall be properly and timely given if it is (a) deposited in the United States mail not later than the seventh calendar day preceding the date of the meeting, or (h) personally delivered, mailed, telegraphed, or communicated by telephone at least forty-eight hours before the time of the meeting. Such notice need not include a statement of the business to he transacted at, or the purpose of, any such meeting.

Section 7.  Waiver.
            ------

            Attendance of a Director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed, by a Director or Directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

Section 8.  Quorum.
            ------

            Except as may be otherwise provided by law or in these Bylaws, the presence of a majority of the entire Board of Directors shall be necessary and sufficient to Constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of such quorum shall be deemed the act of the Board of Directors. Less than a quorum may adjourn any meeting of the Board of Directors from time to time without notice.

Section 9.  Participation in Meetings By Telephone.
            --------------------------------------

            Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and, such participation shall constitute presence in person at such meeting.

Section 10. Powers.
            ------

            The business, property and affairs of the Corporation shall he managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, or by the Certificate of Incorporation, or by these Bylaws, directed or required to be exercised or done by the stockholders.

Section 11. Compensation of Directors.
            -------------------------

            Directors shall receive such compensation for their services as shall he determined by a majority of the entire Board of Directors, provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employees shall not receive any salary or other compensation for their services as Directors.

Section 12. Action Without a Meeting.
            ------------------------

            Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 13. Committees.
            ----------

            The Board of Directors may, by resolution adopted by a majority vote of the entire Board of Directors, designate one or more committees as provided by law. Any such committee or committees shall have and may exercise all the powers and authority set forth in the resolution designating such committee, except as provided by law, the Certificate of Incorporation, and these Bylaws.

                                   ARTICLE IV

                          CERTAIN BUSINESS COMBINATIONS

Section 1.

            (a) Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of incorporation, and except as otherwise expressly provided in Section 2 of this Article IV:

                (i) Any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (A) any Interested Stockholder (as hereinafter defined) or (B) any other corporation (whether or not itself an interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                (ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested
     Stockholder of any assets of the Corporation having an aggregate Fair Market Value of $2,000,000 or more; or

                (iii) The issuance or transfer by the Corporation or any Subsidiary (in one transaction or series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $2,000,000 or more; or

                (iv) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                (v) Any reclassification of securities (including any reverse stock split). recapitalization, reorganization, merger or consideration of the Corporation. or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least sixty-six  percent
(66w) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for the purposes of this Article IV, each share of the Voting Stock shall have the number of votes granted to it pursuant to or in accordance with the provisions of Article IV of the Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

            (b) Definition of "Business Combination". The term "Business Combination" used in this Article IV shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of Paragraph (a) of this Section 1.

Section 2.  When Higher Vote Is Not Required.
            --------------------------------

            The provisions of Section 1 of this Article IV shall not he applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of the Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs (a) or (h) are met:

            (a) Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

            (b)  Price  and  Procedure   Requirements.   All  of  the  following
conditions shall have been met:

               (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                    A. if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the lnterested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                    B. The Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article IV as the "Determination Date"), whichever is higher.

               (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)(ii) shall he required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                    A. If Applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                    B. If applicable, the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                    C. The Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

               (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms consideration, the form of consideration for such class of Voting Stock shall he either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with paragraph (b)(i) and (h)(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

               (iv) After such interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: A. except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or upon liquidation; B. there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock), unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and C. such

     Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

               (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other tax advantages provided by the Corporation whether in anticipation of or in connection with such Business Combination or otherwise.

               (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions) replacing such Act, rules or regulations) shall have been mailed to public stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions.

Section 3.  Certain Definitions.
            -------------------

            For the purposes of this Article IV:

            (a) A "person" shall mean any individual, firm, corporation or other entity.

            (b) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which: (i) is the beneficial owner, directly or indirectly, of five percent (5%) or more of the voting power of the outstanding Voting Stock; or (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly of 5% or more of the voting power of the then outstanding Voting Stock; or (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

            (c) A person shall be a "beneficial owner" of any Voting Stock: (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly; by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock.

            (d) For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (c) of this Section 3, but shall not include any other shares of Voting Stock which may he issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

            (e) "Affiliate' or 'Associate" shall have the respective meaning ascribed to such terms in Rule 12b-2 of the Rules and Regulations under the Securities Exchange Act of 1934. as amended.

            (f) "Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation, provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (h) of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

            (g) "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time the Interested Stockholder becomes an Interested Stockholder and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

            (h) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange -- Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, on the National Association of Securities Dealers, Inc., Automated Quotations System ("NASDAQ"), National Market, or, if such stock is not traded on the NASDAQ National Market, the highest closing bid quotation with respect to a share of such stock during the 10-day period preceding the date in question on the NASDAQ or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property .other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

            (i) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (h)(i) and (ii) of Section 2 of this Article IV shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

            (j) "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as amended.

Section 4.  Powers of the Board of Directors.
            --------------------------------

            A majority of the directors shall have the power and duty to determine for the purposes of this Article IV, on the basis of information known to them after reasonable inquiry. (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any subsidiary in any Business Combination has, an aggregate Fair Market Value of $2,000.00() or more. A majority of the directors shall have the further power to interpret all of the terms and provisions of this Article IV.

Section 5.  No Effect on Fiduciary Obligations of Interested Shareholders.
            -------------------------------------------------------------

            Nothing contained in this Article IV shall he construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

Section 6.  Amendment, Repeal, Etc.
            -----------------------

            Notwithstanding   any  other   provisions  of  the   Certificate  of
Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may he specified by law, the Certificate of incorporation or the Bylaws) the affirmative vote of the holders of at least sixty-six percent (66%) of the outstanding Voting Stock, voting together as a single class, shall he required to amend or repeal, or adopt any provision inconsistent with this
Article IV or any provision hereof.

                                   ARTICLE V

                                    OFFICERS

Section 1.  Number.
            ------

            The officers of the Corporation shall be appointed or elected by the Board of Directors. The officers shall be a Chairman of the Board, President and Chief Executive Officer, such number of Executive Vice Presidents and Vice Presidents as the Board of Directors may from time to time determine, a Secretary and a Treasurer. Any person may hold two or more offices at the same time. The Chairman of the Board shall be chosen from among the Board of Directors, hut the other officers need not be members of the Board. The election or appointment of an officer shall not create any contract of employment.

Section 2.  Additional Officers.
            -------------------

            The Board of Directors may appoint such other officers as it shall deem appropriate.

Section 3.  Terms of Office.
            ---------------

            All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board of Directors and may he removed at any time by the Board of Directors with or without cause.

Section 4.  Authorized Duties.
            -----------------

            The officers of the Corporation shall perform the duties and exercise the powers as may be assigned to them from time to time by the Board of Directors or the Chairman of the Board. In the absence of such assignment, the officers shall have the duties and powers described in Sections 5 through 10 of this Article V.

Section 5.  Office of the Chairman.
            ----------------------

            The Office of the Chairman shall consist of such persons as may be appointed by the Board of Directors. The members of the Office of the Chairman shall have such titles, rank, powers and duties as from time to time may be assigned to them by the Board of Directors. From time to time, the Board of Directors shall appoint one member of the Office of the Chairman to hold those powers and perform those duties to be held or performed by the Chairman of the Board under these Bylaws, or shall allocate such powers and duties among one or more members of the Office of the Chairman.

Section 6.  The President and Chief Executive Officer.
            -----------------------------------------

            The President shall be the Chief Executive Officer of the Corporation and shall have general and active management, supervision, direction and control of the business of the Corporation. He or she shall assist the Chairman of the Board in the management of the Corporation and in the absence or disability of or upon the delegation by the Chairman of the Board, he or she shall preside at all meetings of stockholders and of the Board. The President shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation and shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his or her office and shall have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board or the Chairman of the Board.

Section 7.  The Vice President(s).
            ---------------------

            The Vice President, if any he so appointed by the Board, or if there he more than one, the Vice Presidents, shall perform such duties as may he specifically assigned to them from time to time by the Board, the Chairman of the Board or the President. In case of the absence or disability of the President, and if the Board, the Chairman of the Board or the President has so authorized, the Vice President, or if there be more than one Vice President. such Vice Presidents as the Board, the Chairman of the Board or the President shall designate, shall perform the duties of the office of the President.

Section 8.  The Secretary.
            -------------

            The Secretary shall attend all meetings of the Board and all meetings of stockholders and record all votes and record the proceedings of such meetings in a book to he kept for that purpose. He or she shall perform like duties for any committees of the Board when required or requested. He or she shall give, or cause to be given, notice of all meetings of stockholders and, when necessary, of the Board. The Secretary shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his or her office and shall perform such other duties as may be specifically assigned to him or her from time to time by the Board, the Chairman of the Board or the President. The Secretary shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, if any, shall have authority to affix the corporate seal to any instrument requiring it, and when so affixed, it shall he attested by his or her signature or by the signature of an Assistant Secretary.

Section 9.  The Treasurer.
            -------------

            The Treasurer shall be the Chief Financial Officer of the Corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books and records belonging to the Corporation. He or she shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board or any officer of the Corporation authorized by the Board to make such designation. The Treasurer shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his or her office and shall perform such other duties as may be specifically assigned to him or her from time to time by the Board, the Chairman of the Board or the President. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, the Chairman of the Board or the President, taking proper vouchers for such disbursements. He or she shall render to the Chairman of the Board, the President and the Board (at its regular and special meetings), or whenever any of them may request it, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, he or she shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, monies and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 10. The Assistant Secretary(ies).
            ----------------------------

            The Assistant Secretary, if any be so appointed by the Board, or if there be more than one, the Assistant Secretaries, shall perform such duties as may be specifically assigned to them from time to time by the Board, the Chairman of the Board or the President. In case of the absence or disability of the Secretary, and if the Board, the Chairman of the Board or the President has so authorized, the Assistant Secretary, or if there be more than one Assistant Secretary, such Assistant Secretary as the Board, Chairman of the Board or the President shall designate shall perform the duties of the office of the Secretary.

                                   ARTICLE VI

             INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1.  Indemnification and Insurance.
            -----------------------------

            (a) Right to Indemnification. Subject to the provisions and restrictions of Article V, Section 10 of the Certificate of Incorporation of the Corporation, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to he a director or officer and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that except as provided in paragraph (c) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of the Corporation. The right to indemnification conferred in this Article VI, Section 1(a), shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall he made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced it if shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI, Section 1(a), or otherwise.

            (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Article VI, Section 1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting the claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI, Section 1, shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation. bylaw. agreement, vote of stockholders or disinterested directors or otherwise.

            (d) Insurance. The Corporation may maintain insurance, at its expense. to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

            (e) Witness. To the extent that any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise is by reason of such position a witness in any action, suit or proceeding, he or she shall he indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

            (f) Other Persons. The Board in its discretion, shall have power on behalf of the Corporation, to indemnify any person other than those mentioned in
Article VI above, who is made a party to any action, suit or proceeding by reason of the fact that he or she or a person for whom he or she is a legal representative is or was an employee or agent of the Corporation.

                                  ARTICLE VII

                              CERTIFICATES OF STOCK

Section 1.  Form and Signature.
            ------------------

            The stock certificates representing the stock of the Corporation shall he in such form or forms not inconsistent with the General Corporation Law of the State of Delaware, the Certificate of Incorporation and these Bylaws as the Board shall approve from time to time. Stock certificates shall be numbered, the certificates for the shares of stock to he numbered consecutively, and shall be entered in the books and records of the Corporation as such certificates are issued. No certificate shall be issued for any share until the consideration therefor has been fully paid. Stock certificates shall exhibit the holder's name, certify the class and series of stock owned by the holder and shall be signed (a) by the Chairman of the Board or any Vice Chairman of the Board, or the President or a Vice President, and (b) by the Treasurer or any Assistant Treasurer, or the Secretary or Assistant Secretary. Any or all of the signatures on a stock certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may he issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar on the date of issuance.

Section 2.  Lost. Stolen or Destroyed Certificates.
            --------------------------------------

            The Board may direct that a new stock certificate he issued in place of any certificate theretofore issued by the Corporation which alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person, or his or her legal representative, claiming the certificate to be lost stolen or destroyed. When authorizing such issuance of a new certificate, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as the Board shall direct as indemnity against any claim that may be made against the Corporation, any transfer agent or any registrar on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3.  Registration of Transfer.
            ------------------------

            Shares of Common Stock of the Corporation shall he transferable only upon the Corporation's books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer hooks and ledgers of the Corporation, or to such other person as the Board may designate. Upon surrender of the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its hooks and records.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

Section 1.  Record Date.
            -----------

            In order that the Corporation may determine the stockholders entitled to notice of, and to vote at, a meeting of the stockholders, or to express consent or dissent to corporate action in writing without meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date which shall not be more than sixty
(60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of, and to vote at, a meeting of stockholders shall apply to any adjournment(s) of such meeting; provided, however, that the Board may, in its discretion, and shall if otherwise required by these Bylaws fix a new record date for the adjourned meeting.

Section 2.  Registered Stockholders.
            -----------------------

            Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books and records as the owner of shares of stock of the Corporation to receive dividends and to vote as such owner, shall be entitled to hold such person liable for calls and assessments, if any, and shall not be bound to recognize any equitable or other claim to or interest in, such stock on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

Section 3.  Dividends.
            ---------

            Subject to the provisions of Article IV of the Certificate of Incorporation relating to rights Of holders of any class or series of stock having a preference over the Common Stock as to dividends, the Board shall declare and pay dividends ratably, share for share, on the Corporation's capital stock in all sums so declared, out of funds legally available therefor.

Section 4.  Dividend Declarations.
            ---------------------

            Dividends on the capital stock of the Corporation may be declared quarterly, semiannually or annually, or not at all, as the Board may from time to time, in its discretion, determine.

Section 5.  Checks and Notes.
            ----------------

            All checks and drafts on the hank accounts of the Corporation. all hills of exchange and promissory notes of the Corporation, and all acceptances, obligations and other instruments for the payment of money drawn, signed or accepted by the Corporation shall he signed or accepted, as the case may be, by such officer or officers, agent or agents, and in such manner as shall he thereunto authorized from time to time by the Board or by officers of the Corporation designated by the Board to make such authorization.

Section 6.  Fiscal Year.
            -----------

            The fiscal year of the Corporation shall commence on April 1 and end on March 31 of each year, unless otherwise fixed by resolution of the Board.

Section 7.  Corporate Seal.
            --------------

            The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 8.  Voting of Securities of Other Issuers.
            -------------------------------------

            In the event that the Corporation shall own and/or have power to vote any securities (including, hut not limited to, shares of stock) of any other issuer, such securities shall he voted by the Chairman of the Board as provided in Article V, Section 5 of these Bylaws, or by such other person or persons, to such extent, and in such manner as may he determined by the Board. If the Corporation shall be a general partner in any partnership, the acts of the Corporation in such capacity may be approved by the Board and taken by the officers as may he authorized or determined by the Board from time to time.

Section 9.  Transfer Agents.
            ---------------

            The Board may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of securities (including, but not limited to, stock) of the Corporation. The Board may appoint one or more transfer agents and/or one or more registrars and may require all stock certificates and other certificates evidencing securities of the Corporation to bear the signature of either or both.

Section 10. Books and Records.
            -----------------

            Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the books and records of the Corporation may be kept at such place or places, either within or without the State of Delaware, as may be designated by the Board.

                                   ARTICLE IX

                                   AMENDMENTS

            Subject to the provisions of the Certificate of Incorporation and except as otherwise provided in these Bylaws, these Bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting, notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present, amend these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

                            CERTIFICATE OF SECRETARY

                                       OF

                                Sport Chalet, Inc
                            (a Delaware corporation)



            I hereby certify that I am the duly elected and acting Secretary of said corporation and that the foregoing Bylaws, comprising 19 pages, constitute the Bylaws of said corporation as duly adopted at a meeting of the Board of Directors thereof, held on October 8, 1992, and as thereafter amended at a meeting of such Board of Directors, held on August 1, 2001.


                                    /s/ Howard K. Kaminsky
                                    ------------------------------------------
                                    Secretary